                                                                   EXHIBIT 99.1



              DELL COMPUTER CORPORATION DEFERRED COMPENSATION PLAN

                            DELL COMPUTER CORPORATION
                           DEFERRED COMPENSATION PLAN




















                              AMENDED AND RESTATED
                         EFFECTIVE AS OF JANUARY 1, 2001

                                Table of Contents


                                                                                                               Page
                                                                                                               ----
Article I. Definitions and Construction...........................................................................1
1.1      Definitions..............................................................................................1
         (1)      Account(s)......................................................................................1
         (2)      Affiliate.......................................................................................1
         (3)      Base Salary.....................................................................................1
         (4)      Base Salary Deferrals...........................................................................2
         (5)      Bonus...........................................................................................2
         (6)      Bonus Deferrals.................................................................................2
         (7)      Bonus Year......................................................................................2
         (8)      Change of Control...............................................................................2
         (9)      Code............................................................................................3
         (10)     Committee.......................................................................................3
         (11)     Company.........................................................................................3
         (12)     Company Credits.................................................................................3
         (13)     Company Credits Account.........................................................................3
         (14)     Compensation....................................................................................4
         (15)     Compensation Deferrals..........................................................................5
         (16)     Compensation Deferrals Account..................................................................5
         (17)     Directors.......................................................................................5
         (18)     Disability......................................................................................5
         (19)     Effective Date..................................................................................5
         (20)     Election Date...................................................................................5
         (21)     Employee........................................................................................6
         (22)     Employer or Participating Employer..............................................................6
         (23)     ERISA...........................................................................................6
         (24)     Investment Fund(s)..............................................................................6
         (25)     Participant.....................................................................................6
         (26)     Plan............................................................................................6
         (27)     Plan Year.......................................................................................6
         (28)     Retirement Date.................................................................................6
         (29)     Trust or Trust Fund.............................................................................6
         (30)     Trust Agreement.................................................................................6
         (31)     Trustee.........................................................................................6
         (32)     Unforeseeable Financial Emergency...............................................................6
         (33)     Valuation Dates.................................................................................7
         (34)     Vested Interest.................................................................................7
         (35)     Vesting Service.................................................................................7

1.2      Number and Gender........................................................................................7
1.3      Headings.................................................................................................7

Article II.       Participation...................................................................................7
2.1      Participation............................................................................................7

                                Table of Contents
                                  (continued)

                                                                                                               Page
                                                                                                               ----
2.2      Termination of Participation.............................................................................8
2.3      Reemployment of a Participant............................................................................8

Article III.      Contributions...................................................................................8
3.1      Participant Compensation Deferrals.......................................................................8
3.2      Company Credits.........................................................................................10

Article IV.       Allocations to Participant Accounts............................................................11
4.1      Individual Accounts.....................................................................................11
4.2      Investment of Accounts..................................................................................11
4.3      Allocation of Net Income or Loss and Changes in Value...................................................11

Article V.        Hypothetical Investment of Accounts............................................................11
5.1      Hypothetical Investment of Accounts.....................................................................11
5.2      Designation of Investment Funds.........................................................................12

Article VI.       Vested Interest................................................................................12
6.1      Vesting of Compensation Deferrals Account...............................................................12
6.2      Vesting of Company Credits Account......................................................................13
6.3      Forfeitures.............................................................................................13

Article VII.      In-Service Withdrawals and Loans...............................................................13
7.1      In-Service Withdrawals..................................................................................13
7.2      Involuntary Distributions...............................................................................14
7.3      No Loans................................................................................................14

Article VIII.     Plan Benefits..................................................................................14
8.1      Plan Benefit............................................................................................14
8.2      Events Entitling Payment of Benefit.....................................................................14
8.3      Payee and Time of Payment...............................................................................15
8.4      Alternative Forms of Benefit Payments...................................................................15
8.5      Designation of Beneficiaries............................................................................16
8.6      Payer of Benefits.......................................................................................17
8.7      Unclaimed Benefits......................................................................................17

Article IX.       Administration of Plan.........................................................................17
9.1      Appointment of Committee................................................................................17
9.2      Term, Vacancies, Resignation, and Removal...............................................................17
9.3      Self-Interest of Committee Members......................................................................18
9.4      Committee Powers and Duties.............................................................................18
9.5      Claims Review...........................................................................................18

                                Table of Contents
                                  (continued)

                                                                                                               Page
                                                                                                               ----
9.6      Company to Supply Information...........................................................................19
9.7      Indemnity...............................................................................................19

Article X.        Purpose and Unfunded Nature of the Plan........................................................20
10.1     Purpose of Plan.........................................................................................20
10.2     Unfunded Nature of Plan.................................................................................20
10.3     Funding of Obligation...................................................................................20

Article XI.       Participating Entities.........................................................................21
11.1     Designation of Participating Entities...................................................................21

Article XII.      Miscellaneous..................................................................................22
12.1     Not Contract of Employment..............................................................................22
12.2     Alienation of Interest Forbidden........................................................................22
12.3     Withholding.............................................................................................22
12.4     Amendment and Termination...............................................................................22
12.5     Severability............................................................................................23
12.6     Governing Laws..........................................................................................23

                            DELL COMPUTER CORPORATION
                           DEFERRED COMPENSATION PLAN













                              AMENDED AND RESTATED
                         EFFECTIVE AS OF JANUARY 1, 2001

                            DELL COMPUTER CORPORATION
                           DEFERRED COMPENSATION PLAN


         Dell Computer Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby restates the Dell Computer Corporation Deferred Compensation Plan (the "Plan"), such restatement to be effective as of January 1, 2001, except as otherwise provided herein;

                                   WITNESSETH:

         WHEREAS, the Company wishes to promote in certain of its highly compensated employees, and those of its affiliates, the strongest interest in the successful operation of the business and increased efficiency in their work, to align the financial interests of such employees with those of Company shareholders and to provide an opportunity for accumulation of funds for their retirement; and

         WHEREAS, the Plan was initially adopted effective May 1, 1991, and previously has been amended and restated effective as of April 1, 1996 and January 1, 1999; and

         WHEREAS, it is intended that the Plan be "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and not be construed to provide income to any participant or beneficiary under the Internal Revenue Code of 1986, as amended (the "Code") prior to actual receipt of benefits hereunder;

         NOW THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of January 1, 2001, except as otherwise indicated herein:


                                   ARTICLE I.
                          DEFINITIONS AND CONSTRUCTION

1.1 DEFINITIONS. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

         (1) ACCOUNT(S): A Participant's Compensation Deferrals Account and Company Credits Account, if any.

         (2) AFFILIATE: Each trade or business (whether or not incorporated), which together with Dell Computer Corporation would be deemed to be a "single employer" within the meaning of Code Section 414(b), (c), (m), or (o).

         (3) BASE SALARY: A Participant's gross base salary payable in the ordinary course of business under the Company's payroll system and not any periodic bonuses.

         (4) BASE SALARY DEFERRALS: Base Salary deferred by a Participant pursuant to Section 3.1.

         (5) BONUS: The Annual Incentive Compensation Bonus, if any, paid in cash by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant. For purposes of this Plan, the term Bonus expressly excludes any bonuses received under any other compensation or bonus plan sponsored by the Company.

         (6)      BONUS DEFERRALS: Bonus deferred by a Participant pursuant to
                  Section 3.1.

         (7) BONUS YEAR: The period ending on the last day of each fiscal year; provided, however, that the Bonus Year may be changed by the Committee to reflect the twelve month period used by the Company under the Annual Incentive Compensation Bonus program for each group of Eligible Employees hereunder, if any.

         (8) CHANGE OF CONTROL: The earliest to occur of any of the following:

                  (a) The acquisition by any person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 ("Exchange Act")) of 20% or more of either (i) the then outstanding shares of stock or (ii) the combined voting power of the then outstanding voting securities of Dell Computer Corporation; provided, however, that for purposes of this Paragraph (a), the following acquisitions shall not constitute a Change of
                           Control: (i) any acquisition directly from Dell Computer Corporation, (ii) any acquisition by Dell Computer Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Dell Computer Corporation or any corporation controlled by Dell Computer Corporation,
                           (iv) any acquisition by Mr. Michael S. Dell, his "affiliates" (as defined in Rule 12b-2 promulgated under the Exchange Act) or "associates" (as defined in Rule 12b-2 promulgated under the Exchange Act), his heirs, or any trust or foundation to which he has transferred or may transfer stock (collectively, "Michael Dell"), or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2), and (3) of Paragraph (c) of this Section 1.1(6); or

                  (b) Individuals who constitute the Incumbent Board (as later defined) cease for any reason to constitute at least a majority of the Directors; or

                  (c) Approval by the stockholders of Dell Computer Corporation of a reorganization, merger, or consolidation, or sale or other disposition of all or substantially all of the assets of Dell Computer Corporation, or the acquisition of assets of another corporation (a "Business Combination"), unless following such Business Combination (i) all or substantially all of the persons who were the beneficial owners, respectively, of the outstanding stock and outstanding voting securities of Dell Computer Corporation immediately prior to such Business Combination beneficially own, directly or indirectly, immediately following such Business Combination more than 60% of the then outstanding shares of common stock and more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Dell Computer Corporation or all or substantially all of Dell Computer Corporation's assets either directly or through one or more subsidiaries), (ii) no person (excluding any employee benefit plan (or related trust) of Dell Computer Corporation, such corporation resulting from such Business Combination, and Michael Dell) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board (as later defined) at the time of the execution of the initial agreement, or of the action of the Directors, providing for such Business Combination; or

                  (d) Approval by the stockholders of Dell Computer Corporation of a complete liquidation or dissolution of Dell Computer Corporation.

                  For purposes of this Section, "Incumbent Board" shall mean the individuals who, as of the Effective Date, constitute the Directors; provided, however, that any individual becoming a Director, subsequent to such date whose election, or nomination for election by Dell Computer Corporation's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Directors.

         (9) CODE: The Internal Revenue Code of 1986, as amended from time to time.

         (10) COMMITTEE: The administrative committee appointed by the Directors to administer the Plan.

         (11) COMPANY: Dell Computer Corporation, a corporation organized and existing under the laws of the State of Delaware, or its successor or successors

         (12) COMPANY CREDITS: The amount, if any, credited to a Participant's Company Credits Account pursuant to Section 3.2.

         (13) COMPANY CREDITS ACCOUNT: A hypothetical account for each Participant to which is credited his Company Credits pursuant to Section 3.2, and which is credited with (or debited for) such account's allocation of net income (or net loss) as provided in Section 4.3.

         (14) COMPENSATION: A Participant's Compensation shall include all the items in Section 14(a) below and exclude all the items in
                  Section 14(b) below:

                  (a)      All of the following items shall be included:

                           o The total of all wages, salaries, fees for professional services, and other amounts received by a Participant in cash or in kind for services actually rendered in the course of employment with the Employer while a Participant and an Employee to the extent such amounts are includable in gross income (but determined without regard to the exclusions from gross income under sections 931 and 933 of the Code);

                           o In the case of a Participant who is an employee within the meaning of section 401(c)(1) of the Code and the Treasury regulations thereunder, the Employee's earned income (as described in section 401(c)(2) of the Code and the Treasury regulations thereunder) determined without regard to the exclusions from gross income under sections 931 and 933 of the Code;

                           o Foreign earned income (as defined in section 911(b) of the Code) whether or not excludable from gross income;

                           o Amounts described in sections 104(a)(3), 105(a), and 105(h) of the Code, but only to the extent these amounts are includable in the gross income of the Participant;

                           o The value of a non-qualified stock option granted to the Participant by the Employer, but only to the extent that the value of the option is includable in the gross income of the Participant for the taxable year in which it is granted;

                           o The amount includable in the gross income of the Participant upon making an election described in section 83(b);

                           o        Elective contributions made on a
                                    Participant's behalf by the Employer that are not includable in income under section 125, section 402(e)(3), section 402(h), section 403(b), or 457 of the Code; and

                           o Any amounts that are not includable in the gross income of a Participant under a salary reduction agreement by reason of the application of section 132(f) of the Code.

                  (b) All of the following items shall be excluded to the extent they would otherwise be included:

                           o        Reimbursements and other expense allowances;

                           o        Cash and noncash fringe benefits;

                           o        Moving expenses;

                           o Deferred compensation under any plan or program other than as specifically included in Section 1.1(i)(1)(vii);

                           o        Welfare benefits;

                           o Employer contributions to or payments from this or any other deferred compensation program, whether such program is qualified under section 401(a) of the Code or nonqualified;

                           o Amounts realized from the exercise of a stock option that is not an incentive stock option within the meaning of section 422 of the Code;

                           o Amounts realized at the time restricted stock or property is freely transferable or no longer subject to a substantial risk of forfeiture in accordance with section 83 of the Code;

                           o Amounts realized from the sale, exchange, disqualifying disposition or other disposition of stock acquired under an incentive stock option; and

                           o Any other amounts that receive special tax benefits under the Code, such as premiums for group life insurance (but only to the extent such premiums are not includable in the gross income of the Participant).

         (15)     COMPENSATION DEFERRALS: Base Salary Deferrals and Bonus
                  Deferrals.

         (16) COMPENSATION DEFERRALS ACCOUNT: A hypothetical account for each Participant to which is credited his Compensation Deferrals pursuant to Section 3.1, and which is credited with (or debited for) such account's allocation of net income (or net loss) as provided in Section 4.3.

         (17)     DIRECTORS: The Board of Directors of Dell Computer
                  Corporation.

         (18) DISABILITY: A physical or mental condition which, as determined in the sole discretion of the Committee, totally and presumably permanently prevents a Participant from engaging in any substantial or gainful employment; provided, however, that an individual shall be deemed to be disabled if he is determined to be disabled under the terms of the Dell Computer Corporation 401(k) Plan.

         (19) EFFECTIVE DATE: January 1, 2001, except as otherwise provided herein.

         (20) ELECTION DATE: (i) With respect to Base Salary, January 1st of each Plan Year, or such earlier date as may be designated by the Committee, and (ii) with respect to Bonuses, two weeks prior to the last day of the Company's third fiscal quarter, or such earlier date as may be designated by the Committee.

         (21) EMPLOYEE: Any individual on the payroll of an Employer (i) whose wages from the Employer are subject to withholding for purposes of Federal income taxes and for purposes of the Federal Insurance Contributions Act, (ii) who is included within a "select group of management or highly compensated employees," as such term is used in ERISA Section 401(a)(1), and (iii) who is designated by the Committee as eligible to participate in this Plan.

         (22) EMPLOYER OR PARTICIPATING EMPLOYER: The Company and any Affiliate of the Company to the extent that (i) an Employee of such Affiliate is a Participant hereunder and (ii) the Affiliate has adopted the Plan in accordance with the provisions of Article XI.

         (23) ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

         (24) INVESTMENT FUND(S): The investment fund(s) designated by the Committee from time to time for the hypothetical investment of a Participant's Accounts pursuant to Article V.

         (25) PARTICIPANT: An Employee participating in the Plan in accordance with the provisions of Section 2.1.

         (26) PLAN: The Dell Computer Corporation Deferred Compensation Plan, as amended from time to time.

         (27) PLAN YEAR: The twelve-consecutive month period commencing January 1 of each year.

         (28) RETIREMENT DATE: The date upon which a Participant attains sixty-five years of age.

         (29) TRUST OR TRUST FUND: The fund consisting of funds, investments and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profit, and increments thereto.

         (30) TRUST AGREEMENT: The Dell Computer Corporation Deferred Compensation Trust, entered into between the Company and the Trustee pursuant to Section 10.3, as such agreement may be amended from time to time.

         (31) TRUSTEE: The corporation, individual or individuals appointed by the Directors to administer the Trust Fund in accordance with the terms of the Trust Agreement.

         (32) UNFORESEEABLE FINANCIAL EMERGENCY: An unexpected need of the Participant for cash, which (i) arises from an illness, casualty loss, sudden financial reversal, or such other unforeseeable occurrence that is caused by an event beyond the control of the Participant, (ii) would result in severe financial hardship to the Participant if his Compensation Deferral election was not canceled pursuant to Section 3.1(c) or if a withdrawal pursuant to Section 7.1 was not permitted, and
                  (iii) is not reasonably satisfiable from other resources of the Participant. Cash needs arising from foreseeable events, such as the purchase of a house or education expenses for children, shall not be considered to be the result of an Unforeseeable Financial Emergency.

         (33) VALUATION DATES: Each day the New York Stock Exchange is open for business.

         (34) VESTED INTEREST: The percentage of a Participant's Accounts that, pursuant to Article VI, is vested.

         (35) VESTING SERVICE: With respect to each Participant, "Vesting Service" as defined and credited under the Dell Computer Corporation 401(k) Plan.

1.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

1.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                  ARTICLE II.
                                 PARTICIPATION

2.1      PARTICIPATION.

         (a) Prior to the first day of each Plan Year, the Committee, in its sole discretion, shall select and notify those Employees who are newly eligible to become Participants as of such date. Any such eligible Employee may become a Participant on such date or on the first day of any subsequent Plan Year (with respect to Base Salary deferrals) or as of the first day of any Bonus Year (with respect to Bonus deferrals) by executing and filing with the Committee, prior to the applicable Election Date, the enrollment form prescribed by the Committee.

         (b) Notwithstanding Subsection (a) above, if an individual is designated by the Committee as an Employee following the first day of a Plan Year (with respect to Base Salary deferrals) or prior to the Election Date for a Bonus Year (with respect to Bonus deferrals), such eligible Employee may elect to become a Participant as follows:

                  (1) with respect to Base Salary deferrals, by filing an election with the Committee during the thirty
                           (30)-day period commencing on the date of such selection or prior to the Election Date for any subsequent Plan Year; and

                  (2) with respect to Bonus deferrals, by filing an election with the Committee during the thirty
                           (30)-day period commencing on the date of such selection or prior to the Election Date for any subsequent Bonus Year, provided, however, that an individual designated as an Employee after the first day of the fourth fiscal quarter of the Company shall not be permitted to file an election for such Bonus Year.

         (c) Once an individual has been designated as an Employee and commences Plan participation, he shall remain a Participant eligible to participate in the Plan each Plan Year or Bonus Year until his participation is terminated in accordance with
                  Section 2.2 or the Committee terminates his designation as an Employee under this Plan.

2.2 TERMINATION OF PARTICIPATION. Notwithstanding any provision herein to the contrary, an individual who has become or is entitled to become a Participant of the Plan shall cease to be or be entitled to be a Participant effective as of the earliest to occur of (1) the date the Participant is no longer employed by the Company or (2) any earlier date designated by the Committee and communicated to the affected individual prior to the effective date of such action.

2.3 REEMPLOYMENT OF A PARTICIPANT. A Participant who terminates employment with the Company and is subsequently rehired by the Company shall not be entitled to commence or continue participation in the Plan unless and until he is again eligible to become a Participant in accordance with Section 2.1. In the case of such a rehired Participant, his recommencement of Plan participation, if any, shall be considered as his initial commencement of participation for purposes of the Plan.

                                  ARTICLE III.
                                  CONTRIBUTIONS

3.1 PARTICIPANT COMPENSATION DEFERRALS. Each Participant may elect to defer a portion of his Compensation in accordance with this Section. Compensation not deferred by a Participant pursuant to this Section shall, for purposes of this Plan, be received by such Participant in cash.

         (a)      BASE SALARY DEFERRALS.

                  (1) Each Participant may elect to defer receipt of an integral percentage of from 1% to 50% of his Base Salary for any Plan Year under the Plan as Base Salary deferrals. Notwithstanding the preceding, the Committee may, by resolution, provide that the maximum deferral limit for certain groups of Participants shall be less than fifty percent (50%). Such election must be made in the form and within the time period required by the Committee.

                  (2) A Participant's election to defer Base Salary for any Plan Year under the Plan must be made on or prior to the Election Date for Base Salary deferrals.

                  (3) If an Employee becomes initially eligible under the Plan following an Election Date, he may make an election to defer Base Salary for the remaining portion of the Plan Year by filing an election within the thirty (30) day period following the date of his initial eligibility.

                  (4) A Participant's election to make Base Salary deferrals shall become effective as of the Election Date coincident with or next following the date such Participant executes and files with the Committee the form described in Paragraph (1) above. Notwithstanding the foregoing, if a Participant is selected as initially eligible under the Plan following an Election Date, such Participant's election to make Base Salary deferrals shall become effective as soon as administratively feasible following the date such election is received by the Committee; provided, however, that such election shall apply no earlier than the first day of the payroll period coincident with or next such date.

                  (5) The reduction of a Participant's Base Salary pursuant to this election shall be effected by Base Salary reductions as of each payroll period within the election period.

                  (6) A Participant shall be deemed to have elected the same Base Salary deferral percentage pursuant to this Subsection for a Plan Year that was in effect for the immediately preceding Plan Year unless such Participant elects a new deferral percentage for the Plan Year in accordance with Paragraph (1) or cancels his Base Salary deferrals for the Plan Year in accordance with Subsection (c) below.

         (b)      BONUS DEFERRALS.

                  (1) Effective as of January 1, 2000, each Participant may elect to defer receipt of an integral percentage of from 1% to 100% of his Bonus for any Bonus Year under the Plan as Bonus deferrals. Such election must be made in the form and within the time period required by the Committee. Notwithstanding any provision hereof, the portion of a Participant's Bonus which is deferred pursuant to this Subsection shall be subject to withholding for applicable payroll taxes (i.e., amounts required to be withheld under Code Section 3121(v)) and such taxes shall be netted from the portion of his Bonus deferred hereunder.

                  (2) A Participant's election to defer Bonus under the Plan must be made on or prior to the Election Date for Bonus deferrals, and such election shall be irrevocable for such Bonus Year.

                  (3) If an Employee becomes initially eligible under the Plan following an Election Date, he may make an election to defer a designated portion of his Bonus for the entire Bonus Year by filing an election within the thirty (30)-day period following the date of his initial eligibility, and such election shall be irrevocable for such Bonus Year. Notwithstanding the preceding, an Employee who becomes initially eligible to participate in the Plan after the first day of the fourth quarter of the Company's fiscal year shall not be permitted to make a deferral election with respect to any portion of the Bonus received during such Bonus Year.

                  (4) The reduction of a Participant's Bonus pursuant to this election shall be effected at the time such Bonus is paid to such Participant in one lump sum deferral.

                  (5) A Participant's election to defer a Bonus during a Bonus Year shall not apply to a Bonus paid during any subsequent Bonus Year.

         (c)      CANCELLATION OF BASE SALARY DEFERRAL ELECTION.

                  (1) A Participant may cancel his Base Salary Deferral election effective as of the first day of any subsequent payroll period by executing and filing with the Committee the form prescribed by the Committee within the minimum time period prescribed by the Committee. Notwithstanding the preceding, the Committee shall have the right, in its sole discretion, to decline to accept the termination of a Participant's Base Salary Deferral election. An individual described in the preceding sentence may again elect to make Base Salary Deferrals hereunder in accordance with Subsection (a)(1) above.

                  (2) Upon application by the Participant, in the event that the Committee determines that the Participant has suffered an Unforeseeable Financial Emergency, all the Participant's Compensation Deferral election(s) then in effect shall be canceled as soon as administratively practicable after such determination. If the Participant's Compensation Deferral election is so canceled, the Participant may again elect to defer a percentage of his Compensation effective as of any subsequent Election Date that is at least twelve (12) months after the effective date of such cancellation by complying with the procedural requirements set forth in Subsection (a)(1) or
                           (b)(1), as applicable.

         (d) ONGOING ELECTION. A Participant's election to make Base Salary Deferrals shall remain in force and effect while he is a Participant unless and until such deferrals cease in accordance with the provisions of Subsection (c) above or such Participant terminates participation in the Plan pursuant to
                  Section 2.2.

         (e) CREDITING OF DEFERRALS. Compensation Deferrals made by a Participant shall be credited to such Participant's Compensation Deferrals Account as of a date determined in accordance with procedures established from time to time by the Committee.

         (f)      COMMITTEE LIMITATION ON COMPENSATION DEFERRALS.
                  Notwithstanding the preceding, the Committee may, in its sole discretion, limit (i.e., reduce or terminate) the Compensation Deferral election or Bonus Deferral election for any Participant or group of Participants.

3.2 COMPANY CREDITS. As of any date or dates selected by the Company, the Company may credit a Participant's Company Credits Account with an amount, if any, as the Company in its sole discretion shall determine. Such credits may be made on behalf of some Participants but not others, and such credits may vary in amount among individual Participants.

                                   ARTICLE IV.
                       ALLOCATIONS TO PARTICIPANT ACCOUNTS

4.1 INDIVIDUAL ACCOUNTS. The Committee shall create and maintain adequate records to disclose the interest hereunder of each Participant, former Participant and Beneficiary. Such records shall be in the form of individual accounts and credits and debits shall be made to such accounts in the manner herein described.

4.2 INVESTMENT OF ACCOUNTS. The Committee shall allocate earnings and losses to each Participant's Accounts according to the hypothetical investments made by a Participant pursuant to the terms of Article V.

4.3      ALLOCATION OF NET INCOME OR LOSS AND CHANGES IN VALUE.

         (a) As of each Valuation Date, the Committee shall determine the fair market value and the net income (or net loss) of each Investment Fund for the period elapsed since the next preceding Valuation Date. The net income (or net loss) of each Investment Fund since the next preceding Valuation Date shall be ascertained by the Committee in such manner as it deems appropriate, which may include expenses, if any, of administering the Investment Fund, the Trust, and the Plan.

         (b) For purposes of allocations of net income (or net loss), each Participant's Accounts shall be divided into subaccounts to reflect the hypothetical investment of such Participant's Accounts in a particular Investment Fund or Investment Funds pursuant to Article V. As of each Valuation Date, the net income (or net loss) of each Investment Fund, separately and respectively, shall be allocated among the corresponding subaccounts of the Participants who had such corresponding subaccounts invested in such Investment Fund since the next preceding Valuation Date, and each such corresponding subaccount shall be credited with (or debited for) that portion of such net income (or net loss) that the value of each such corresponding subaccount on such next preceding Valuation Date was of the value of all such corresponding subaccounts on such date; provided, however, that the value of such subaccounts as of the next preceding Valuation Date shall be reduced by the amount of any distributions made therefrom since the next preceding Valuation Date.

         (c) So long as there is any balance in any Account, such Account shall continue to receive allocations pursuant to this Section.

                                   ARTICLE V.
                       HYPOTHETICAL INVESTMENT OF ACCOUNTS

5.1 HYPOTHETICAL INVESTMENT OF ACCOUNTS. The Committee shall from time to time select, add, and/or delete Investment Funds for purposes of the hypothetical investment of Participants' Accounts. For purposes of allocating earnings and losses and valuation of each Participant's Accounts, each Participant's Accounts shall be deemed to be invested in the Investment Funds. The Committee shall designate which Investment Fund or Funds the Participant's Accounts shall be deemed to be invested. The preceding notwithstanding, the Committee may, in its discretion, permit one or more Participants, or any group of Participants, to direct the hypothetical investment of all or any portion of their Accounts in accordance with Section 5.2.

5.2      DESIGNATION OF INVESTMENT FUNDS.

         (a) Each Participant shall designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts credited to his Accounts over which he has been given investment discretion by the Committee shall be deemed to be invested from among the Investment Funds. Such Participant may designate one of such Investment Funds for the hypothetical investment of all the amounts credited to such Accounts, or he may split the hypothetical investment of the amounts credited to such Accounts between such Investment Funds in such increments as the Committee may prescribe. If a Participant fails to make a proper designation, then his Accounts shall be deemed to be invested in the Investment Fund or Investment Funds designated by the Committee from time to time.

         (b) A Participant may change his hypothetical investment designation for future amounts to be credited to the portion of his Accounts over which he has been given investment discretion by the Committee. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.

         (c) If the Committee elects to establish a hypothetical investment fund that holds shares of the Company's common stock, a Participant may elect to invest his Accounts in such fund. The Committee may in its sole discretion refuse to recognize Participant elections that it determines may cause the Participant's Accounts to become subject to the short-swing profit provisions of Section 16b of the Securities Exchange Act of 1934 and establish special election procedures for Participants subject to Section 16 of such Act.

         (d) A Participant's hypothetical investment selections pursuant to the immediately preceding paragraph shall be made solely for purposes of crediting earnings and/or losses to his Accounts under Section 4.3 of this Plan. The Committee shall not, in any way, be bound to actually invest any amounts set aside pursuant to Article X below to satisfy its obligations under this Plan in accordance with such selections.

                                  ARTICLE VI.
                                 VESTED INTEREST

6.1 VESTING OF COMPENSATION DEFERRALS ACCOUNT. A Participant shall have a 100% Vested Interest in his Compensation Deferrals Account at all times.

6.2      VESTING OF COMPANY CREDITS ACCOUNT.

         (a) A Participant shall acquire a Vested Interest in his Company Credits Account as such Participant completes years of Vesting Service in accordance with the following schedule:


               Years of Vesting Service         Vested Interest
               ------------------------         ---------------
                   Less than 1 year                    0%
                        1 year                        20%
                        2 years                       40%
                        3 years                       60%
                        4 years                       80%
                    5 years or more                  100%

         (b) Notwithstanding Subsection (a) above, a Participant shall have a 100% Vested Interest in his Company Credits Account upon the earliest to occur of (i) the attainment of such Participant's Retirement Date while employed by the Company, (ii) the death of such Participant while employed by the Company, (iii) the date such Participant becomes Disabled, or (iv) any earlier date designated by the Committee in its sole discretion.

6.3 FORFEITURES. A Participant who terminates employment with the Company and its Affiliates with a Vested Interest in his Company Credits Account that is less than 100% shall forfeit to the Company the nonvested portion of such Account as of the date of such termination.

                                  ARTICLE VII.
                        IN-SERVICE WITHDRAWALS AND LOANS

7.1      IN-SERVICE WITHDRAWALS.

         (a) Except as provided in Subsections (b) through (d) below, no in-service withdrawals shall be permitted under the Plan, and Participants shall not be permitted to make withdrawals from the Plan prior to a termination of employment with the Company and its Affiliates.

         (b) In the event that the Committee, upon written petition of the Participant, determines in its sole discretion that the Participant has suffered an Unforeseeable Financial Emergency, the Participant shall be entitled to withdrawal from his Compensation Deferrals Account an amount not to exceed the lesser of (i) the amount determined by the Committee as necessary to meet the Participant's needs created by the Unforeseeable Financial Emergency or (ii) the Vested Interest in the Participant's Accounts. Such benefit shall be paid in a single lump sum payment as soon as administratively practicable after the Committee has made its determination with respect to the availability and amount of such withdrawal. If the Participant's Accounts are deemed to be invested in more than one Investment Fund, such withdrawal shall be made pro rata from each Investment Fund in which such Accounts are deemed to be invested. This Subsection shall not be applicable to the Participant following his termination of employment with the Company and its Affiliates, and in the event of such termination the amounts credited to the Participant's Accounts shall be payable to him only in accordance with Article VIII.

         (c) A Participant may at any time make an irrevocable election, effective as of the first day of the next Plan Year, to have all or a portion of the Vested Interest in his Accounts, determined as of the date his election is made, paid to him on a fixed date specified in such election, which shall be at least two (2) years following the date that such election is submitted to the Committee in writing. The amount of the payment pursuant to this irrevocable election shall be stated in the election and shall be a fixed dollar amount, and shall not be adjusted for earnings or losses following such election date. Once an in-service distribution election has been filed with the Committee, it may be extended to provide that the distribution shall be made on a date which is subsequent to the original distribution date; provided, however, that a Participant may not elect to extend his distribution date during the two (2) year period immediately preceding the designated distribution date. A Participant may have only one election hereunder outstanding at any time. Notwithstanding the preceding, if the Participant terminates employment prior to the designated payment date, his election shall be terminated and his Accounts shall be distributed as provided in Section 8.4 below.

         (d) In the event that the Committee, upon written petition of the Participant, determines in its sole discretion that the Participant has a Disability, the Participant shall be entitled to a distribution in accordance with Article VIII.

7.2 INVOLUNTARY DISTRIBUTIONS. Notwithstanding anything contained in the Plan to the contrary, if at any time any Participant is finally determined by the Internal Revenue Service or the U.S. Department of Labor not to qualify as a member of a select group of "management or highly compensated employees" as such term is used in ERISA Section 401(a)(1), the Committee may, in its sole discretion, immediately distribute in one lump sum to such Participant his vested account under the Plan. A final determination of the Internal Revenue Service or the U.S. Department of Labor shall be a decision rendered by the Internal Revenue Service or the U.S. Department of Labor which is no longer subject to administrative appeal within such agency. In addition, the Committee may, in its exclusive and sole discretion, cause the Plan to make a distribution to a Participant during a Plan Year in order to cause the Participant to have sufficient taxable compensation to satisfy the annual addition requirements of Code Section 415 with respect to any qualified retirement plans maintained by the Company during such Plan Year.

7.3 NO LOANS. Participants shall not, at any time, be permitted to borrow from the Plan or Trust Fund.

                                 ARTICLE VIII.
                                  PLAN BENEFITS

8.1 PLAN BENEFIT. A Participant's Plan benefit shall be the value of his Accounts determined as of the Valuation Date immediately preceding the time of payment of such Accounts in accordance with Section 8.3.

8.2 EVENTS ENTITLING PAYMENT OF BENEFIT. A Participant's benefit shall become payable upon the earliest to occur of the following events:

         (a) A termination of the Participant's employment with the Company and its Affiliates for any reason;

         (b)      The death of the Participant;

         (c) A determination by the Committee that the Participant has a Disability; or

         (d)      A Change of Control.

         A Participant's benefit shall equal the Participant's Vested Interest in his Accounts as of the Valuation Date next preceding the date the payment of such benefit is to be paid or commence pursuant to Section 8.3.

8.3 PAYEE AND TIME OF PAYMENT. Payment of a Participant's benefit shall be paid or commence as soon as administratively practicable following the
         Section 8.2 event triggering payment. The Participant's benefit shall be paid to the Participant, unless the Section 8.2 triggering event is the death of the Participant, in which case the Participant's benefit shall be paid to the Participant's designated beneficiary as provided in Section 8.5.

8.4      ALTERNATIVE FORMS OF BENEFIT PAYMENTS.

         (a) A Participant's benefit under the Plan shall be paid in cash in one of the following forms:

                  (1)      A single lump sum payment; or

                  (2) Monthly, quarterly or annual installment payments for a term certain not to exceed ten years payable to such Participant or, in the event of such Participant's death prior to the end of such term certain, to his designated beneficiary as provided in
                           Section 8.5.

         (b) A Participant must elect one of the forms of payment listed in Subsection 8.4(a) above on or before the date he first becomes a Participant of the Plan pursuant to Article II. Except as provided in Subsection 8.4(c) below, such election shall be irrevocable by the Participant and shall remain in effect for all periods of a Participant's participation in the Plan. In the event a Participant fails to elect timely the form in which his benefit payments are to be made, such benefit payments shall be deemed to have been elected by such Participant to be in the form of a single lump sum payment.

         (c) A Participant may shall be entitled to change his elected form of benefit payment under Subsection 8.4(a) above with respect to all amounts allocated to his Accounts (i.e., both existing and future allocations) as of each January 1st. Such change shall be made prior to each such January 1st and shall be effective as of the subsequent January 1st. If a triggering event described in Section 8.2 occurs during the Plan Year following the Committee's receipt of an election to change distribution forms, such election shall be deemed to be null and void and the immediately preceding election shall apply to the Participant's distribution. A Participant who does not elect to change his current elected (or deemed elected) form of benefit payment with respect to future allocations to such Participant's Accounts as of any such January 1 shall not be entitled to change his elected form of benefit until the subsequent January 1st. If a Participant elected to receive his benefit payment in one or more different forms of payment prior to January 1, 2000, such Participant shall receive his distribution pursuant to the most recent form of distribution elected by the Participant; provided, however, if no such election is on file with the Committee, his distribution shall be made in the form elected of a single lump sum payment, unless such Participant elects to file a new election under Subsection (a) above.

         (d) If a Participant dies prior to the date the payment of his benefit begins or is completed, such benefit shall be paid to such Participant's beneficiary designated in accordance with
                  Section 8.5 in a single lump payment, notwithstanding any other form of payment elected by such Participant.

         (e) The preceding Subsections notwithstanding, if the Section 8.2 event triggering payment of a Participant's benefit is a Change of Control, such benefit shall be paid to such Participant in a single lump sum cash payment as soon as administratively practicable after such Change of Control.

         (f) Notwithstanding any provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion, distribute a Participant's benefit in the form of a single lump sum payment notwithstanding any other form of distribution elected by the Participant.

8.5      DESIGNATION OF BENEFICIARIES.

         (a) Each Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing such form with the Committee during the life of such Participant. Any such beneficiary designation may be changed at any time by execution and filing of a new designation in accordance with this Subsection. The preceding notwithstanding, (i) if a Participant has designated his spouse as his beneficiary, such designation shall be void and of no effect upon the divorce of the Participant and such spouse, unless the Participant notifies the Committee to the contrary in writing after the date of such divorce, and (ii) if a Participant who is married on the date of his death has designated an individual or entity other than his surviving spouse as his beneficiary, such designation shall not be valid unless (a) such surviving spouse has consented thereto in writing, and such consent (1) acknowledges the effect of such specific designation, (2) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Participant without spousal consent) or expressly permits such designation by the Participant without the requirement of further consent by such spouse, and (3) is witnessed by a Plan representative (other than the Participant) or a notary public or (b) the consent of such spouse cannot be obtained because such spouse cannot be located or because of other circumstances that the Committee in its discretion determines warrants a waiver of such consent. Any such consent by such surviving spouse shall be irrevocable.

(b) If at the time of the death of the Participant no designated beneficiary is on file with the Committee, or such beneficiary designation is not valid or effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:

                  (1) If a Participant has a surviving spouse at the time of such Participant's death, his designated beneficiary shall be such surviving spouse;

                  (2) If a Participant has no surviving spouse at the time of such Participant's death, his designated beneficiary shall be such Participant's executor or administrator or, if there is no administration of such Participant's estate, his heirs at law.

8.6 PAYER OF BENEFITS. To the extent the Trust Fund has sufficient assets, the Trustee shall pay benefits to Participants or their beneficiaries, except to the extent the Company pays the benefits directly. To the extent the Trustee does not or cannot pay benefits out of the Trust Fund, the benefits shall be paid by the Company. Any benefit payments made to a Participant or for his benefit pursuant to any provision of the Plan shall be debited to such Participant's Accounts. All benefit payments shall be made in cash.

8.7 UNCLAIMED BENEFITS. In the case of a benefit payable to or on behalf of a Participant, if the Committee after a reasonable search is unable to locate the Participant or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited to the Company. The Committee shall adopt procedures concerning the process that will be followed to locate a Participant or beneficiary under this Section. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit within a reasonable (as determined by and in the discretion of the Committee) period of time following the date such benefit became payable, such forfeited benefit shall be payable pursuant to the Plan provisions.

                                  ARTICLE IX.
                             ADMINISTRATION OF PLAN

9.1 APPOINTMENT OF COMMITTEE. The general administration of the Plan shall be vested in the Committee, which shall be appointed by the Directors and shall consist of one or more persons. Any individual, whether or not an employee of the Company, is eligible to become a member of the Committee.

9.2 TERM, VACANCIES, RESIGNATION, AND REMOVAL. Each member of the Committee shall serve until he resigns, dies, or is removed by the Directors. At any time during his term of office, a member of the Committee may resign by giving written notice to the Directors and the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during his term of office, and for any reason, a member of the Committee may be removed by the Directors with or without cause, and the Directors may in their discretion fill any vacancy that may result therefrom. Any member of the Committee who is an employee of the Company shall automatically cease to be a member of the Committee as of the date he ceases to be employed by the Company and its Affiliates.

9.3 SELF-INTEREST OF COMMITTEE MEMBERS. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan (including, without limitation, Committee decisions under Article II) or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Directors shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

9.4 COMMITTEE POWERS AND DUTIES. The Committee shall administer and enforce the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the complete and absolute discretion to construe all provisions of the Plan and make all factual determinations and the right, power, authority, and duty:

         (a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

         (b) To construe in its sole discretion all terms, provisions, conditions, and limitations of the Plan;

         (c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;

         (d) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

         (e) To determine in its sole discretion all questions relating to eligibility;

         (f)      To establish or designate Investment Funds as provided in
                  Article V;

         (g) To determine whether and when there has been a termination of a Participant's employment with the Company and its Affiliates, and the reason for such termination;

         (h) To make a determination in its sole discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder; and

         (i) To receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements.

9.5      CLAIMS REVIEW.

         (a) In any case in which a claim for Plan benefits of a Participant or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period and, in which case, the claimant shall be informed of such extension prior to the end of the initial ninety-day period), which notice shall:

                  (1) State the specific reason or reasons for the denial or modification;

                  (2) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

                  (3) Provide a description of any additional material or information necessary for the Participant, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

                  (4) Explain the Plan's claim review procedure as contained herein.

         (b) In the event a claim for Plan benefits is denied or modified, if the Participant, his beneficiary, or a representative of such Participant or beneficiary desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Participant, his beneficiary, or the representative of such Participant or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Participant, his beneficiary, or the representative of such Participant or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Participant, beneficiary, or the representative of such Participant or beneficiary prior to the commencement of the extension period.

         (c) Compliance with the claims review procedures set forth in this Section shall be a condition precedent to the filing of a lawsuit by a Participant, his beneficiary, or any person claiming through a participant or beneficiary in connection with a Plan benefit, and a failure to timely exhaust the administrative remedies set forth herein shall bar any such proceeding in federal or state court.

9.6 COMPANY TO SUPPLY INFORMATION. The Company shall supply full and timely information to the Committee, including, but not limited to, information relating to each Participant's Compensation, age, retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Company or any Affiliate.

9.7 INDEMNITY. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each member of the Committee and other employee of the Company or an


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

         Affiliate to whom Plan administrative functions have been delegated by the Committee against any and all expenses and liabilities arising out of such individual's administrative functions or fiduciary responsibilities under or incident to the Plan, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such individual's own gross negligence or willful misconduct. Expenses against which such individual shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

                                   ARTICLE X.
                     PURPOSE AND UNFUNDED NATURE OF THE PLAN

10.1 PURPOSE OF PLAN. The Company intends and desires by the adoption and maintenance of the Plan to recognize the value to the Company of the past and present services of employees covered by the Plan and to encourage and ensure their continued service with the Company by making more adequate provision for their future retirement security.

10.2 UNFUNDED NATURE OF PLAN. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Company. Further, it is the intention of the Company that the Plan be "unfunded" for purposes of the Code and Title I of ERISA. The Plan constitutes a mere promise by the Company to make benefit payments in the future. Plan benefits herein provided are to be paid out of the Company's general assets, and Participants shall have the status of general unsecured creditors of the Company.

10.3     FUNDING OF OBLIGATION.

         (a) The adoption of this Plan and any setting aside of amounts by the Employers with which to discharge their obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain with the Employers, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Employers, present and future. This provision shall not require the Employers to set aside any funds, but the Employers may set aside funds if they choose to do so.

         (b) The Company, in its sole discretion, may establish the Trust and enter into the Trust Agreement. Any such Trust, and any assets held by such Trust, to assist the Employers in meeting its obligations under the Plan shall be a "rabbi trust." The Employers may transfer money or other property to the Trustee, and the Trustee shall pay Plan benefits to Participants and their beneficiaries out of the Trust Fund unless otherwise paid by the Company. In such event, the Company shall remain the owner of all assets in the Trust Fund, and the assets held in the Trust Fund shall be subject to the claims of Company creditors if the Company becomes "insolvent" as described in Subsection (c) below. No Participant or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund.

         (c) The Company shall be considered "insolvent" if (i) the Company is unable to pay its debts as they become due or (ii) the Company is subject to a pending proceeding as a debtor under the United Sates Bankruptcy Code (or any successor federal statute).

         (d) The chief executive officer of the Company and the Directors shall each have the duty to inform the Trustee in writing if the Company becomes insolvent. Such notice given under the preceding sentence by any one party shall satisfy each party's duty to give notice. When so informed, the Trustee shall suspend payments to the Participants and beneficiaries and hold the assets for the benefit of the Company's general creditors. If the Trustee receives a written allegation that the Company is insolvent, the Trustee shall suspend payments to the Participants and beneficiaries and hold the Trust Fund for the benefit of the Company's general creditors and shall determine within the period specified in the Trust Agreement, or, in the absence of a specified period, within a reasonable period of time, whether the Company is insolvent. If the Trustee determines that the Company is not insolvent, the Trustee shall resume payments to the Participants and beneficiaries. In the case of insolvency of the Company or any Affiliate designated to participate in the Plan pursuant to
                  Section 11.1, only the assets contributed to the Trust, if any, by the Company or such Affiliate, whichever is insolvent, shall be subject to the claims of such insolvent entity.

         (e) All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, and expenses of the Committee, may be paid by the Company and, if not so paid, shall be paid by the Trustee from the Trust Fund, if any.

         (f) All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities, and properties of any kind at any time received or held by the Trustee, if any, shall be held for investment purposes as a commingled Trust Fund pursuant to the terms of the Trust Agreement. The Committee shall maintain Accounts in the name of each Participant, but the maintenance of Accounts designated as Accounts of a Participant shall not mean that such Participant shall have a greater or lesser interest than that due him under the terms of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund.

                                  ARTICLE XI.
                             PARTICIPATING ENTITIES

11.1     DESIGNATION OF PARTICIPATING ENTITIES.

         (a) The Committee may designate any Employer as eligible to participate in the Plan by written instrument delivered to the Company and the designated entity. Such written instrument shall specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan that apply to the designated entity only, and shall become, as to such designated entity and its employees, a part of the Plan. Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and any and all amendments thereto upon its submission of information to the Committee required by the terms of or with respect to the Plan; provided, however, that the terms of the Plan may be amended so as to increase the obligations of an entity only with the consent of such entity, which consent shall be conclusively presumed to have been given by such entity upon its submission, after receipt of notice of any such amendment, of any information to the Committee required by the terms of or with respect to the Plan.

         (b) Except as modified by the Committee in the written instrument described in Subsection (a) above, the provisions of this Plan shall be applicable with respect to each participating entity separately, and amounts payable hereunder for or on behalf of a Participant shall be paid by the participating entity that employs such Participant.

         (c) Any participating entity may, by appropriate action of its officers without the need for approval of its board of directors or noncorporate counterpart or the Committee, the Company, or the Directors, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a participating entity's Plan participation at any time by giving written notice to such participating entity and the Company.

                                  ARTICLE XII.
                                  MISCELLANEOUS

12.1 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time, nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.

12.2 ALIENATION OF INTEREST FORBIDDEN. The interest of a Participant or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void, nor shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment, or other legal or equitable proceedings. The preceding notwithstanding, the Committee shall comply with the terms and provisions of a "qualified domestic relations order" as defined in ERISA Section 206(d).

12.3 WITHHOLDING. All Compensation Deferrals, Company Credits, and benefit payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state, or federal law as such laws are interpreted by the Company.

12.4 AMENDMENT AND TERMINATION. The Directors have the absolute and unconditional right to amend the Plan at any time and may from time to time, in their discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that any amendments to the Plan that do not have a significant cost impact on the Company, whether or not retroactive, may be made by the Committee; and provided, further, that no amendment may be made that would reduce a Participant's Vested Interest in the amounts credited to his Accounts as of the date of adoption of such amendment. The Directors have the absolute and unconditional right to terminate the Plan at any time on behalf of the Company and each participating entity. In the event that the Plan is terminated, notwithstanding any other form of benefit elected by the Participant, the balance of each Participant's Accounts shall be paid to such Participant or his designated beneficiary in the manner selected by the Committee in its discretion (notwithstanding any other form of benefit elected by such Participant), which may include the payment of a single lump sum cash payment, in full satisfaction of all of such Participant's or beneficiary's benefits hereunder.

12.5 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

12.6 GOVERNING LAWS. All provisions of the Plan shall be construed in accordance with the laws of the State of Texas except to the extent preempted by federal law.

Executed this 26th day of December, 2000.


                                            DELL COMPUTER CORPORATION


                                            By: /s/ KATHLEEN ANGEL
                                               --------------------------------
                                            Name: Kathleen Angel
                                                 ------------------------------
                                            Title: Director of Global Benefits
                                                  -----------------------------






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